Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Robin Gervasoni

Phone: (610) 430-7258

Fax: (610) 719-7099

Email: robin_gervasoni@vwr.com

VWR International, Inc. to Hold First Quarter 2006

Financial Results Conference Call

WEST CHESTER, PA, May 9, 2006 – VWR International, a leader in the global research laboratory industry, will hold a conference call on Monday, May 15th to discuss its financial results for the quarter ended March 31, 2006.

Who:	James W. Rogers, Chairman
John M. Ballbach, President and CEO
Jack L. Wyszomierski, Executive Vice-President & Chief Financial Officer

When:	Monday, May 15, 2006
8:30 a.m. Eastern Time (ET)

How:

Interested parties may participate by dialing 1-877-253-6643 (U.S. and Canada) or +1 706-643-0879 (outside U.S. and Canada). A replay of the call will be available from 10:00 a.m. ET on May 15, 2006 through midnight May 22, 2006 by dialing 1-800-642-1687 (U.S. and Canada) or 1-706-645-9291 (outside U.S. and Canada), pass code for both replay numbers: 9102466.

Information:	VWR International’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 will be filed on or before May 12, 2006 with the Securities and Exchange Commission.

About VWR International, Inc.

VWR International is a leader in the global research laboratory industry with worldwide sales of $3.0 billion US dollars. VWR’s business is highly diversified across a spectrum of products and services, customer groups and geography. The company offers more than 1,200,000 products, from more than 2,500 manufacturers, to over 250,000 customers throughout North America and Europe. VWR’s primary customers work in the pharmaceutical, life science, chemical, technology, food processing and consumer product industries. Other important customers include universities and research institutes; governmental agencies; environmental testing organizations; and primary and secondary schools. VWR International affiliates operate in 20 countries and employ approximately 6,100 people. The company’s mission is to deliver excellence in the distribution of scientific supplies. The VWR International Group is headquartered in West Chester, Pennsylvania.

For more information on VWR International or a copy of this filing, phone (610) 430-7258 or visit www.vwr.com, or write, VWR International, Inc., 1310 Goshen Parkway, P.O. Box 2656, West Chester, PA 19380-0906.

VWR and design are trademarks of VWR International, Inc.

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